                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                FEBRUARY 8, 1996



                           DAYTON HUDSON CORPORATION
                           -------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        MINNESOTA                       1-6049                41-0215170
---------------------------          -----------          -------------------
(STATE OR OTHER JURISDIC-            (COMMISSION             (IRS EMPLOYER
TION OF INCORPORATION)               FILE NUMBER)         IDENTIFICATION NO. )


           777 NICOLLET MALL
         MINNEAPOLIS, MINNESOTA                                   55402
         ----------------------                                   -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                  612-370-6948
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                                    FORM 8-K

ITEM 5.   Other Events.
-------   ------------

     The long-term debt ratings of Dayton Hudson Corporation (the "Corporation") were recently lowered from A+ to A- by Duff & Phelps, Inc. ("Duff & Phelps")and from A to BBB+ by Standard & Poor's Corporation ("Standard & Poor's"). Moody's Investors Service, Inc. ("Moody's") has placed the Corporation's long-term debt rating under review with negative implications. Publications of Duff & Phelps indicate that it assigns the A rating to debt securities whose protection factors are average but adequate, and where risk factors are more variable and greater in periods of economic stress. The "-" modifier indicates that the debt ranks in the lower tier of the A category. The A rating is the third highest of the eight rating categories that Duff & Phelps assigns to long-term debt.

     Publications of Standard & Poor's indicate that it assigns the BBB rating to debt securities that are regarded as having an adequate capacity to pay interest and repay principal. While it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories. The "+" modifier indicates that the debt ranks in the upper tier of the BBB category. The BBB rating is the fourth highest of the 11 rating categories that Standard & Poor's assigns to long-term debt.

     Moody's current rating for the Corporation's long-term debt is A3, but the Corporation has been informed that Moody's rating is currently under review with negative implications. Publications of Moody's indicate that it assigns the A rating to debt that possesses many favorable investment attributes and is to be considered as upper-medium grade obligations. Factors of A rated debt giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future. The "3" modifier indicates that the debt ranks in the lower tier of the A classification. The A rating is the third highest of the nine rating categories that Moody's assigns to long-term debt. The Corporation is unable to determine if or to what extent Moody's may downgrade its rating of the Corporation's long-term debt as a result of the current review process.

     The Corporation's commercial paper rating was also lowered by Duff & Phelps from D-1+ to D-1- and by Standard & Poor's from A1 to A2. Publications of Duff & Phelps indicate that it assigns the D-1- rating to commercial paper with a high certainty of timely payment where liquidity factors are strong and supported by good fundamental protection factors and where risk factors are very small.

     The D-1- rating is the third highest of the seven rating categories that Duff & Phelps assigns to commercial paper.

     Publications of Standard & Poor's indicate that it assigns the A2 rating to commercial paper with satisfactory capacity for timely payment where the relative degree of safety is not as high as for issues designated A1. The A2 rating is the second highest of the six rating categories that Standard & Poor's assigns to commercial paper.

     Each rating should be evaluated independently of any other rating.   A
     security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning organization. The Corporation has not requested a rating on its long-term debt or commercial paper by any agency other than Standard & Poor's, Moody's and Duff & Phelps. However, there can be no assurance as to whether any other rating agency will rate the Corporation's debt securities or, if one does, what rating would be assigned by such rating agency. A rating by another rating agency, if assigned at all, may differ from the ratings assigned by Standard & Poor's, Moody's and Duff & Phelps.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              DAYTON HUDSON CORPORATION

                              /s/ William E. Harder
                              ---------------------
                              William E. Harder
                              Vice President


Dated:  February 8, 1996